UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2015

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Amended Revolving Credit Facility

On April 3, 2014, Intercontinental Exchange, Inc. (the “Company”), as parent borrower, and its subsidiary ICE Europe Parent Limited (“ICE Europe”), as subsidiary borrower, entered into a $3.0 billion senior unsecured revolving credit facility (the “2014 Credit Facility”), pursuant to a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, Bank of America, N.A., as syndication agent, and the lenders party thereto.

On November 9, 2015 the Company agreed with the lenders under the 2014 Credit Facility to amend the terms of the 2014 Credit Facility pursuant to the Second Amendment to the Credit Agreement to make certain changes, including (i) amending the calculation of the “Leverage Ratio” (as defined in the Credit Agreement) to disregard any debt incurred or issued by the Company prior to the consummation of the acquisition by the Company of Interactive Data Holdings Corporation, a Delaware corporation (“IDHC”), on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of October 26, 2015 (as amended, the “Merger Agreement”), among the Company, Red Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, IDHC, and Igloo Manager Co-Invest, LLC, solely in its capacity as agent and attorney-in-fact for the IDHC stockholders and optionholders (the “Merger”) to the extent that the proceeds of such debt are held as cash or liquid securities by the Company to finance the Merger until the consummation of the Merger and (ii) modifying the conditions precedent to all borrowings under the Credit Agreement so that as a one-time event the Company is permitted to make a single borrowing in a principal amount not to exceed the aggregated unutilized commitments at such time solely for the purpose of funding the Merger subject to only those conditions precedent set forth therein for such single borrowing. The right of the Company to request such single borrowing will terminate without further action or notice upon the earliest to occur of (i) consummation of the Merger (with or without the making of the single borrowing), (ii) termination of the Merger Agreement or (iii) April 26, 2016, or if extended to a later date as provided in the Merger Agreement, such later date (but in any event not later than July 26, 2016).

On November 13, 2015, the Company agreed with a majority of the lenders under the 2014 Credit Facility to extend the maturity date thereunder, to increase the ratio level in the maximum total leverage ratio covenant from 3.25:1.00 to 3:75:1.00 beginning with the first fiscal quarter ending after the consummation of the Merger until the first fiscal quarter ending after the first anniversary of the consummation of the Merger and to amend certain other provisions thereof pursuant to the Third Amendment to the Credit Agreement.  In addition, ICE Europe no longer has the ability to borrow amounts under the 2014 Credit Facility.

The 2014 Credit Facility, as amended as described in the two immediately preceding paragraphs is referred to herein as the “Amended Credit Facility.”

The Amended Credit Facility provides for a $3.375 billion multi-currency revolving facility, with sub-limits for non-dollar borrowings and letters of credit and with a swing-line facility available on same day basis. The Amended Credit Facility includes an option for the Company to propose an increase in the aggregate amount available for borrowing by up to $1.0 billion, subject to the consent of the lenders funding the increase and certain other conditions. On November 13, 2015, the Company utilized this option to increase the amount of the Amended Credit Facility to $3.375 billion with the consent of the lenders providing the increase. With respect to a majority of the lenders, the Amended Credit Facility matures on November 13, 2020. Amounts borrowed under the Amended Credit Facility may be prepaid at any time without premium or penalty. Borrowings under the Amended Credit Facility bear interest at LIBOR or a base rate, at the borrower’s option, plus an applicable ratings-based margin ranging from 0.875% to 1.50% on the LIBOR loans and from 0.00% to 0.50% for the base rate loans.

The amounts available under the Amended Credit Facility are available to the Company to use for working capital and general corporate purposes including, but not limited to, acting as a backstop to the amounts issued under the Company’s commercial paper program. The Amended Credit Facility contains customary representations and warranties, covenants and events of default, including a leverage ratio, as well as limitations on liens on the assets of the Company or its subsidiaries, indebtedness of non-obligor subsidiaries, the sale of all or substantially all of the assets of the Company and its subsidiaries, and other matters.

364 Day Credit Facility

On November 13, 2015, the Company entered into a new $500.0 million 364 day senior unsecured revolving credit facility (the “364 Day Credit Facility”), pursuant to a credit agreement with Wells Fargo Bank, National Association, as administrative agent and the lenders signatory thereto. The 364 Day Credit Facility may be used for the Company’s working capital and general corporate purposes, including the consummation of the Merger, but specifically excluding the backstop of the Company’s commercial paper program. The commitments under the 364-Day Credit Facility will be automatically reduced to $375.0 million on May 13, 2016 and to $250.0 million on August 13, 2016.

Each loan under the 364 Day Credit Facility will, at the Company’s option bear interest on the principal amount outstanding at either (a) LIBOR plus an applicable margin rate or (b) a “base rate” plus an applicable margin rate. The “base rate” equals the highest of (i) Wells Fargo’s prime rate, (ii) the federal funds rate plus 0.50%, or (iii) the one month LIBOR rate plus 1.00%. The applicable margin rate ranges from 0.875% to 1.50% on the LIBOR loans and from 0.00% to 0.50% for the base rate loans based on a ratings-based pricing grid. The Company may prepay the outstanding loans under the 364-Day Credit Facility, in whole or in part, without premium or penalty.

The 364-Day Credit Facility contains affirmative and negative covenants and events of default that are substantially similar to those in the Credit Facility. The 364-Day Credit Facility also contains other customary representations, warranties and covenants. The 364-Day Credit Facility is governed by the same leverage covenant as the Amended Credit Facility.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

10.1	The Second Amendment, dated as of November 9, 2015 among Intercontinental Exchange, Inc. and ICE Europe Parent Limited, as borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, amending that certain Credit Agreement, dated as of April 3, 2014 (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015) among Intercontinental Exchange, Inc. and ICE Europe Parent Limited, as borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2	The Third Amendment, dated as of November 13, 2015 among Intercontinental Exchange, Inc. and ICE Europe Parent Limited, as borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, amending that certain Credit Agreement, dated as of April 3, 2014 (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015 and the Second Amendment to Credit Agreement, dated as of November 9, 2015) among Intercontinental Exchange, Inc. and ICE Europe Parent Limited, as borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.3	Credit Agreement dated as of November 13, 2015 among Intercontinental Exchange, Inc., Wells Fargo Bank, National Association, as administrative agent and each of the lenders party thereto for an aggregate $500.0 million 364-day senior unsecured revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: November 13, 2015	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel